As filed with the Securities and Exchange Commission on May 11, 2006

Registration No. 333-61679

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Greater Bay Bancorp

(Exact name of registrant as specified in its charter)

California

(State or other jurisdiction of incorporation or organization)

77-0387041

(I.R.S. Employer Identification No.)

1900 University Avenue, 6th Floor

East Palo Alto, California 94303

(650) 813-8200

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive office)

LINDA M. IANNONE, ESQ.

General Counsel

Greater Bay Bancorp

1900 University Avenue, 6th Floor

East Palo Alto, California 94303

(650) 838-6109

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

William T. Quicksilver, Esq.

Craig D. Miller, Esq.

Manatt, Phelps & Phillips, LLP

11355 West Olympic Boulevard

Los Angeles, California 90064-1614

Telephone: (310) 312-4000

Approximate date of commencement of proposed sale to public: Not applicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 to the Registration State on Form S-3 (File No. 333-61679) initially filed with the Securities and Exchange Commission on August 17, 1998 (the “Registration Statement”) is being filed by Greater Bay Bancorp (the “Registrant”) to deregister the 400,000 shares of Common Stock registered thereby. The Registrant’s obligation to maintain the Registration Statement effectiveness has expired pursuant to the terms of that certain Registration Rights Agreement, dated May 8, 1998, between the Company and the selling stockholder identified therein.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has duly caused this Post-effective Amendment No. 2 to the Registration Statement on Form S-3 (File No. 333-96909) to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of East Palo Alto, State of California, on May 11, 2006.

Greater Bay Bancorp

By:	/s/ Byron A. Scordelis
Byron A. Scordelis President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Byron A. Scordelis Byron A. Scordelis	President and Chief Executive Officer (Principal Executive Officer)	May 11, 2006

/s/ James S. Westfall James S. Westfall	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	May 11, 2006

/s/ Kamran F. Husain Kamran F. Husain	Senior Vice President, Controller and Chief Accounting Officer (Principal Accounting Officer)	May 11, 2006

/s/ Frederick J. de Grosz Frederick J. de Grosz	Director	May 11, 2006

/s/ John M. Gatto John M. Gatto	Director	May 11, 2006

/s/ Robert B. Kaplan Robert B. Kaplan	Director	May 11, 2006

/s/ Daniel C. Libarle Daniel C. Libarle	Director	May 11, 2006

/s/ Arthur K. Lund Arthur K. Lund	Director	May 11, 2006

/s/ George M. Marcus George M. Marcus	Director	May 11, 2006

/s/ Duncan L. Matteson Duncan L. Matteson	Director	May 11, 2006

/s/ Glen McLaughlin Glen McLaughlin	Director	May 11, 2006

/s/ Linda R. Meier Linda R. Meier	Director	May 11, 2006

Signature	Title	Date
/s/ Thomas E. Randlett Thomas E. Randlett	Director	May 11, 2006

/s/ Donald H. Seiler Donald H. Seiler	Director	May 11, 2006

/s/ James C. Thompson James C. Thompson	Director	May 11, 2006